                                  EXHIBIT 10.6
                                ----------------

                              NOGA TECHNOLOGY, INC.
                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is entered into as of January 1, 1993, by and among DSP GROUP, INC., a California corporation ("DSPG"), SCITEX CORPORATION, LTD., an Israeli public company ("SCITEX") (SCITEX and DSPG are sometimes referred to herein individually as an "Investor" and collectively as the "Investors"), and NOGA TECHNOLOGY, INC., a California corporation ("NOGA").

                                    RECITALS

         A. NOGA desires to raise money and obtain access to certain technology through the sale of its stock to the Investors.

         B. The Investors desire to purchase stock from NOGA, and NOGA desires to sell stock to the Investors, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         1.       AUTHORIZATION AND SALE OF SECURITIES.

                  a. AUTHORIZATION. NOGA will authorize on, or before, the Closing Date the sale and issuance of (i) up to six million (6,000,000) shares of its Series A Preferred Stock (hereinafter the "Series A Preferred Stock"), having the rights, preferences and privileges set forth in the Articles of Incorporation in the form attached as Exhibit A to the Preincorporation Agreement by and between SCITEX and DSPG (the "Preincorporation Agreement");
(ii) up to two thousand (2,000) shares of its common stock (hereinafter the "Common Stock"); and (iii) a warrant to purchase up to one million (1,000,000) shares of its Series A Preferred Stock in the form of Exhibit G attached to the Preincorporation Agreement (the "Warrant") (the Series A Preferred Stock, the Common Stock and the Warrant are herein collectively referred to as the "Securities").

                  b. SALE OF SERIES A PREFERRED STOCK. Subject to the terms and conditions hereof, NOGA will issue and sell to each Investor, and each Investor shall purchase from NOGA, two million (2,000,000) shares of Series A Preferred Stock for a per-share purchase price of One Dollar ($1.00). As consideration for the purchase of the Series A Preferred Stock (i) SCITEX shall pay Two Million Dollars ($2,000,000) to NOGA by cashier's check or wire transfer; and (ii) DSPG shall transfer to NOGA certain technologies under the terms of the Technology Transfer Agreement in the form of Exhibit C attached to the Preincorporation Agreement (the "Technology Transfer Agreement"), and DSPG shall license certain technologies to NOGA under the terms and conditions of that certain Non-Exclusive License Agreement in the form of Exhibit F attached to the Preincorporation Agreement (the

"Non-Exclusive License Agreement").

                  c. SALE OF COMMON STOCK. Subject to the terms and conditions hereof, NOGA will issue and sell to each Investor one thousand (1,000) shares of Common Stock for a per-share purchase price of Ten Cents ($0.10). As consideration for the purchase of the Common Stock (i) SCITEX shall pay One Hundred Dollars ($100.00) to NOGA; and (ii) DSPG shall transfer to NOGA certain technologies under the terms of the Technology Transfer Agreement, and DSPG shall license certain technologies to NOGA under the terms and conditions of the Non-Exclusive License Agreement.

                  d. SALE OF WARRANT. Subject to the terms and conditions hereof, NOGA will issue and sell to DSPG the Warrant to purchase up to one million (1,000,000) shares of Series A Preferred Stock. As consideration for the purchase of the Warrant, DSPG shall transfer to NOGA certain technologies under the terms of the Technology Transfer Agreement, and DSPG shall license certain technologies to NOGA under the terms and conditions of the Non-Exclusive License Agreement.

         2.       ISSUANCE AND PAYMENT.

                  a. CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Securities (hereinafter the "Closing") shall be held at the law offices of Goldfarb, Levy, Giniger, Eran & Co., Eliahu House, 21BN Gvirol, Tel Aviv, 64077, Israel, on, or about December 31, 1992, or at such other time and place upon which NOGA and the Investors shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

                  b. DELIVERY. At the Closing, NOGA will deliver to the Investors their respective Securities, registered in their names, against payment of the purchase price therefor.

         3. SCITEX ADDITIONAL CONTRIBUTION OBLIGATION. SCITEX agrees to contribute an additional One Million Dollars ($1,000,000) to NOGA (the "SCITEX Additional Contribution Obligation") within twelve (12) months after the Closing Date for an additional purchase of one million (1,000,000) shares of Series A Preferred Stock if NOGA has received from an independent third party (other than by way of equity investment), other than the Israeli Chief Scientist, at least Five Hundred Thousand Dollars ($500,000) for development of technology or products ("NRE Receipts"). If NOGA fails to receive the Five Hundred Thousand Dollars ($500,000) in NRE Receipts within twelve (12) months after the Closing Date, SCITEX or NOGA may extend by written request, the SCITEX Additional Contribution Obligation deadline from twelve (12) months to fifteen (15) months. If within the applicable time period, NOGA does not have NRE Receipts of at least Five Hundred Thousand Dollars ($500,000), then (a) SCITEX shall not obligate to make the SCITEX Additional Contribution Obligation; (b) DSPG shall not be obligated in any manner to transfer any additional technology to NOGA, including any modifications, improvements, enhancements or debugging ("Improvements") to any technology already transferred to NOGA; and (c) either party may trigger Quick Liquidation as such term is defined in the Preincorporation Agreement. If SCITEX is obligated to make the SCITEX Additional Contribution Obligation, but fails to timely meet that obligation then DSPG shall not be obligated in any manner to transfer any additional technology to NOGA, including any Improvements.

         4. NOGA'S REPRESENTATIONS AND WARRANTIES. NOGA hereby represents and warrants effective as of the Closing as follows:

                  a. CORPORATE ORGANIZATION AND STANDING. NOGA is a corporation duly organized, validly existing and in good standing under the laws of the State of California. NOGA has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby. NOGA is not presently qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would materially and adversely affect NOGA's business.

                  b. SUBSIDIARIES. NOGA has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, except for its to-be-formed Israeli subsidiary.

                  c.       CORPORATE CAPITALIZATION.

                           i.       Immediately prior to the Closing, NOGA's
authorized capital stock shall include only two authorized classes of capital stock consisting of eight million (8,000,000) shares of Preferred Stock, seven million five hundred thousand (7,500,000) shares of which shall be designated as Series A Preferred Stock, and twenty million (20,000,000) shares of a sole class of Common Stock.

                           ii.      Except as contemplated or set forth in this
Agreement, or in the Preincorporation Agreement, as of the Closing, there are no outstanding preemptive or other rights, options, warrants, conversion rights or agreements for the purchase or acquisition from NOGA of any shares of its capital stock.

                           iii.     As of the date hereof, NOGA does not have
any declared and unpaid dividends (whether payable in cash, securities or other consideration).

                  d. AUTHORIZATION. All corporate action on the part of NOGA, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by NOGA, the authorization, sale, issuance and delivery of the Securities and the performance of all of NOGA's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by NOGA, shall constitute a valid and binding obligation of NOGA, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Articles of Incorporation; and the Securities will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Securities hereunder, and by the Voting Trust Agreement set forth in Exhibit M to the Preincorporation Agreement; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws.

                  e. MATERIAL LIABILITIES. Neither NOGA nor its subsidiary has any material liabilities or obligations, absolute or contingent (individually or in the aggregate).

                  f. LITIGATION. There are no actions, proceedings or, to NOGA's best knowledge, investigations pending, or any threat thereof, against or affecting NOGA which, either individually or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of NOGA or in any of its properties or assets, or in any material impairment of the right or ability of NOGA to carry on its business as proposed to be conducted, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

                  g. GOVERNMENTAL CONSENTS. To NOGA's knowledge, no consent, approval, order, authorization or registration, qualifications, designation, license, declarations or filings with any Federal or state governmental authority is required on the part of NOGA in connection with the consummation of the transactions contemplated herein, except for securities law filings, and the IITSSA filing set forth in Section 5.h (below).

                  h. REGISTRATION RIGHTS. Except as provided hereunder, NOGA is not a party to any "registration rights agreement" or any similar agreement pursuant to which any person would have the right to cause, under any circumstances, the registration of securities under the Securities Act of 1933, as amended (the "Securities Act").

                  i. DISCLOSURE. No representation or warranty by NOGA in this Agreement, or in any statement or certificate furnished or to be furnished to the Investors pursuant hereto or in connection

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with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  j. SURVIVAL OF REPRESENTATIONS. All representations made by NOGA in or under this Agreement shall be true and accurate as of the Closing.

         5. INVESTORS' REPRESENTATIONS AND WARRANTIES. Each of the Investors represents and warrants to NOGA that:

                  a. INVESTMENT. The Investor is acquiring the Securities for investment for its own account, and not with a view to, or resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities. It understands that the Securities has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

                  b. RULE 144. The Investor acknowledges that because the Securities has not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement under certain circumstances.

                  c. NO PUBLIC MARKET. The Investor understands that no public market now exists for any stock issued by NOGA, and that it is uncertain whether a public market will ever exist for any such securities.

                  d. ACCESS TO DATA. The Investor has had an opportunity to discuss NOGA's business, management and financial affairs with its management, and to obtain any additional information given to it necessary or appropriate for deciding whether or not to purchase the Securities. The Investor acknowledges that no representations or warranties have been made by NOGA, or any agent thereof, except as set forth in this Agreement.

                  e. INVESTMENT EXPERIENCE. The Investor is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission.

                  f. PREVIOUS INVESTMENTS. The Investor has previously invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated herein.

                  g. RISKS. The Investor understands that an investment in NOGA involves a high degree of risk and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

                  h. IITSSA COMPLIANCE. The Investor shall provide to NOGA all such information as is necessary to complete the forms required to be filed by NOGA with the U.S. Department of Commerce, Bureau of Economic Analysis, under the International Investment and Trade in Services Survey Act, as amended, and regulations issued thereunder.

                  i. GOVERNMENTAL CONSENTS. To the Investor's knowledge, except as set forth in this Agreement, no consent, approval, order, authorization or registration, qualifications, designation, license, declarations or filings with any governmental authority is required on the part of the Investor in connection with the consummation of the transactions contemplated herein.

         6. RESTRICTIVE LEGENDS. Each certificate or other written documentation representing any of the Securities which the Investor is purchasing or may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for NOGA) shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO NOGA, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VARIOUS RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK PURCHASE AGREEMENT ENTERED BY THE PURCHASER OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

         NOGA shall be entitled to enter stop transfer notices on its stock books with respect to the Securities.

         7. PREEMPTIVE RIGHTS. NOGA shall not issue, sell, or enter into any agreement(s) or commitment(s) pursuant to which it becomes obligated to issue, any securities other than the Securities described herein, and any issuances under any NOGA plan for issuances of equities to NOGA's employees, consultants or Directors ("Permitted Issuances"), unless NOGA shall first offer to sell to each of the Investors, on the same terms and conditions and at the same price, an amount of such securities proposed to be offered by NOGA, pro rata to the Investors' proportionate ownership of NOGA's Series A Preferred Stock on a fully-diluted basis. Each Investor shall have the right, subject to the terms of this Section, to purchase up to its pro rata interest of the securities, excluding Permitted Issuances, proposed to be offered by NOGA. Such offer shall remain outstanding for ten (10) days from the date of receipt of written notice from NOGA and shall be exercised by the Investor by serving written notice on NOGA within such ten (10) day period. NOGA shall, within fifteen (15) days (the "Notice Period") from the end of such ten (10) day period, deliver written notice to all Investors who have elected to exercise their preemptive rights of any Investor not exercising its preemptive rights in full. Each Investor entitled to such a notice shall have a right of overallotment such that by giving written notice to NOGA within ten (10) days from the end of the Notice Period, it may purchase that number of securities for which preemptive rights were not exercised, pro rata based upon the number of shares of NOGA's capital stock on a fully diluted basis held by all of the Investors seeking to exercise their overallotment rights; provided, however, that any Investor desiring to purchase its allocable share of the proposed new issuance must exercise in full its overallotment provisions or be prohibited from purchasing any of the new issuance.

         8. RIGHT OF FIRST REFUSAL. If an Investor desires to sell any or all of such Investor's Securities pursuant to a bona fide third-party offer, such Investor (the "Seller") may not sell such Securities except pursuant to the provisions of this Section 8 as follows:

                  a. INVESTOR'S RIGHT. Seller shall deliver written notice to the remaining Investors of Seller's intention to transfer (the "Offer") all, or a portion, of its Securities ("Transferred Securities"). The Offer shall name the proposed transferee, the price per share, the total purchase price for all such Transferred Securities and the other terms and conditions of such purchase. At the Investor's request, Seller shall also provide reasonable proof of the existence of the bona fide offer to purchase its Securities, including a copy of such offer from the proposed third-party transferee. The Investor, or its nominee, shall, for a period of thirty (30) days following the date the Offer is given, have the right (the "Investor's Right") to purchase all, but not less than all, of the Securities proposed to be transferred at the same price and on the same terms and conditions set forth in the Offer. The Investor shall exercise the Investor's Right by delivering written notice to the Seller of its election to purchase all of such Transferred Securities.

                  b. NOGA'S RIGHT. If the Investors do not elect to purchase all of the Transferred Securities which Seller proposes to transfer, the Seller shall, within seven (7) days after the expiration of the Investor's Right, deliver the Offer to the President of NOGA. NOGA shall, for a period of thirty (30) days after the delivery to it of the Offer, have the right ("NOGA's Right") to elect to purchase the Transferred Securities specified in the Offer at the same price and on the same terms and conditions set forth in the Offer by delivering written notice of election to the Seller.

                  c. RIGHTS NOT EXERCISED. If the Investors and NOGA do not elect to purchase all of the Transferred Securities specified in the Offer, Seller may, not later than thirty (30) days after the expiration of NOGA's Right, sell all of the Transferred Securities to the proposed transferee at the purchase price and on the other terms and conditions set forth in the Offer; provided, however, that (i) such third-party purchaser shall, prior to the transfer of such Transferred Securities, agree in writing that the transferee shall receive and hold the Transferred Securities subject to all the provisions and restrictions of this Agreement and shall be deemed to be an Investor under this Agreement; and (ii) if a non-selling Investor, in its sole judgment (to be reasonably applied), believes that the proposed transferee would not make a good strategic alliance with the non-selling Investor, then the non-selling Investor shall have the right to prohibit such sale. If the Seller desires to challenge such prohibition, it may still sell to the proposed transferee, provided the proposed transferee purchases all, or, if the non-selling Investor desires, a lesser portion, of the non-selling Investor's Securities on the same terms and conditions as set forth in the Offer. Any proposed modification of the number of Transferred Securities, or purchase price for the Transferred Securities, or any agreement to transfer such Transferred Securities after the expiration of such thirty (30) day period shall require delivery of a new Offer to the Investors and shall give rise to the rights provided in this Section.

         9. BOARD SEATS. DSPG and SCITEX agree that (i) DSPG and SCITEX shall each elect two (2) Directors, (ii) the Directors so elected shall fill the vacancy with the criterion that the fifth (5th) Director so elected be the President of NOGA, and (iii) no matter how many shares of Series A Preferred Stock or Common Stock are held by either DSPG or SCITEX, neither shall be able to elect more than fifty percent (50%) of the members of the Board; provided that they each own an equal amount of NOGA shares.

         10. REGISTRATION RIGHTS. At any time after three (3) years from the Closing Date, or eighteen (18) months after NOGA's initial public offering, whichever is earlier, Investors holding at least twenty percent (20%) of the Common Stock issuable upon conversion of all the Series A Preferred Stock may request registration by NOGA of their shares, if the anticipated aggregate gross cash proceeds would exceed Ten Million Dollars ($10,000,000). In such event, NOGA will use its best efforts to cause such shares to be registered. NOGA shall only be obligated to effect two (2) registrations under these demand registration rights provisions. Persons holding Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock, shall be entitled to S-3 registration rights no more often than once per every eighteen
(18) month period on form S-3, if available for use by NOGA, for an aggregate offering price of at least Five Hundred Thousand Dollars ($500,000) per offering. Persons holding Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock shall be entitled to unlimited "piggyback" registrations on a registration of NOGA's equity, subject to a prorata cutback with all those holding "piggyback" registration rights in the underwriter's discretion and reasonable lock-ups as requested by underwriters. The registration expenses (exclusive of underwriting discounts and commissions) shall be borne by NOGA for all permitted registrations.

         11.      MISCELLANEOUS.

                  a. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby.

                  b. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  c. ENTIRE AGREEMENT. This Agreement, and the Exhibits referenced herein, constitute the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of all parties to this Agreement.

                  d. NOTICES. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given ten (10) days after such delivery, to the address set forth on the signature page below or twenty four
(24) hours after sending by facsimile to the number set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

                  e. TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

                  f. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  g. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

                  h. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of San Jose, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving securities offerings. The provisions of California Code of Civil Procedure Section 1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                  i. VENUE. Any action or proceeding arising directly or indirectly from this Agreement shall be litigated in an appropriate state or federal court in the County of Santa Clara, State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

DSP GROUP, INC.                                NOGA TECHNOLOGIES, INC.
4050 Moorpark Avenue                           4050 Moorpark Avenue
San Jose, CA  95117                            San Jose, CA  95117
Fax No: (408)985-7582                          Fax No: (408)985-7582

By:  /s/ Davidi Gilo                           By:  /s/ Nathan Hod
   -------------------------------                  ---------------------------
   DAVIDI GILO, President                           (Signature)

                                               NATHAN HOD, PRESIDENT
                                               --------------------------------
                                               (Print Name and Title)

SCITEX CORPORATION, LTD.
Industrial Area
Herzlia B 46103 Israel
Fax No: 011-972-52-558-037

By:  /s/ Shamir Yair   /s/ Yoav Chelouche
   ------------------------------------------
    (Signature)

Shamir Yair           Yoav Chelouche
---------------------------------------------
(Print Name and Title)